Exhibit A

FOR IMMEDIATE RELEASE

STELIOS AND POLYS HAJI-IOANNOU COMMENCED MAILING OF PROXY

MATERIALS TO STELMAR SHAREHOLDERS

Urge Shareholders to Vote “AGAINST” the Fortress Transaction on the Green Proxy Card

New York, November 11, 2004 – Stelios Haji-Ioannou, founder of Stelmar Shipping Ltd (NYSE:SJH) and Chairman of EasyGroup (which includes EasyJet, Plc) (LSE: EZJ), and Polys Haji-Ioannou today announced that their holding companies have commenced the mailing of a proxy statement to Stelmar shareholders urging them, either in person at the November 16 Special Meeting or by granting a proxy to Stelios and Polys, to vote against the proposed sale of Stelmar to Fortress Investment Group LLC.

Stelios and Polys Haji-Ioannou commented:

We intend to vote our 3,550,610 shares AGAINST the proposed Fortress transaction and urge other Stelmar shareholders to do the same either in person or by granting us a proxy to do so on their behalf. We vehemently disagree with the Board’s process in facilitating the sale of the company and believe that Fortress’ low-ball offer fails to maximize value for Stelmar shareholders, particularly at a time when the shipping sector is booming.

Further, consistent with management’s self-serving actions, we are disappointed, though not surprised, that management finally responded to our November 3rd request for a mailing list of Stelmar shareholders after the close of business yesterday, and has thus thwarted our ability to timely communicate with and mail our proxy statement directly to all shareholders in anticipation of the November 16 Special Meeting. We believe that all Stelmar shareholders are entitled to full information so that they may make a well-informed decision regarding the future of their investment in Stelmar.

For information about how to vote the Green proxy card, Stelmar shareholders can contact Stelios and Polys Haji-Ioannou’s proxy solicitor, MacKenzie Partners, Inc., by calling (212) 929-5500 or toll free at (800) 322-2885. Stelmar shareholders are reminded that if they do not receive a proxy statement and proxy card from Stelios and Polys Haji-Ioannou, they may contact MacKenzie Partners to request these materials or they may vote AGAINST proposal 1 – the Fortress transaction – on the proxy card provided by Stelmar in its proxy solicitation materials that were sent to shareholders in October, which will have the same effect.

IMPORTANT INFORMATION

Stelshi Holding Ltd. and Stelphi Holding Ltd. have filed a proxy statement as exhibits to their Schedules 13D, as amended, with the Securities and Exchange Commission urging other shareholders of Stelmar Shipping Ltd. to vote against the proposed merger between Stelmar and Fortress Investment Group LLC, which has been endorsed by Stelmar’s management in their proxy solicitation distributed to shareholders of Stelmar on

Stelmar’s Form 6-K filed on October 15, 2004, in connection with a special meeting of shareholders of Stelmar in relation to the proposed Fortress transaction and other matters that may arise, to be held on November 16, 2004. The proxy statement can be found as Exhibit A to Stelshi’s Schedule 13D/A filed on November 10, 2004. Stelphi plans to include the proxy statement as an exhibit to its Schedule 13D/A on November 12, 2004. Stelshi and Stelphi have also sent a letter to shareholders urging them to vote AGAINST the merger, which contains many of the key points described in greater detail in the proxy statement, and such letter can be found as Exhibit A to their Schedules 13D/A filed with the SEC on November 3, 2004.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE PROXY STATEMENT AND THE AFOREMENTIONED LETTER ARE AVAILABLE FOR FREE AT WWW.SEC.GOV, ALONG WITH ANY OTHER RELEVANT DOCUMENTS. YOU MAY ALSO OBTAIN A FREE COPY OF THE PROXY STATEMENT OR THE LETTER BY CONTACTING MACKENZIE PARTNERS AT (212) 929-5500, OR TOLL-FREE AT (800) 322-2885, OR BY SENDING AN EMAIL TO proxy@mackenziepartners.com.

INFORMATION REGARDING THE NAMES OF PERSONS WHO MAY BE DEEMED TO BE PARTICIPANTS IN THIS SOLICITATION OF STELMAR’S SHAREHOLDERS, AND THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS AVAILABLE IN THE PARTICIPANTS’ SCHEDULES 13D FILED WITH THE SEC, AS AMENDED FROM TIME TO TIME.

Stelshi and Stelphi have retained MacKenzie Partners, Inc., a proxy solicitation firm, in order to assist it in communicating with Stelmar shareholders in connection with Stelmar’s November 16, 2004 special meeting of shareholders to vote on the proposed merger with Fortress. Stelshi and Stelphi urge all Stelmar shareholders to protect the value of their investment by voting against Fortress’ efforts to buy Stelmar at a discounted price.

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Analysts and Institutions Contacts:

Charlie Koons/Mark Harnett

MacKenzie Partners

212-929-5500

Media Contacts:

Joele Frank/Sharon Goldstein

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

jf@joelefrank.com/srg@joelefrank.com